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[LOGO] FOLEY & LARDNER                     FOLEY & LARDNER
       ATTORNEYS AT LAW                    777 EAST WISCONSIN AVENUE, SUITE 3800
                                           MILWAUKEE, WISCONSIN  53202-5306
                                           414.271.2400 TEL
                                           414.297.4900  FAX
                                           www.foleylardner.com

                               September 9, 2003
                                                            CLIENT/MATTER NUMBER
                                                            026162-0106

Interstate Power and Light Company
Alliant Energy Tower
200 First Street, SE
Cedar Rapids, Iowa  52401

Ladies and Gentlemen:

          We have acted as counsel for Interstate Power and Light Company, an Iowa corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (Registration No. 333-104273) (the "Registration Statement"), including the prospectus constituting a part thereof, dated June 20, 2003, and the supplement to the prospectus, dated September 9, 2003 (collectively, the "Prospectus"), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance and sale of 1,600,000 shares of the Company's preferred stock, $.01 par value, designated as 7.10% Series C Cumulative Preferred Stock (the "Preferred Shares"), in the manner set forth in the Prospectus.

          As counsel to the Company, we have examined: (a) the Registration Statement, including the Prospectus; (b) the Company's Restated Articles of Incorporation and Bylaws, as amended to date; (c) resolutions of the Company's Board of Directors and the Ad Hoc Special Committee of the Company's Board of Directors relating to the authorization of the issuance of the Preferred Shares; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

          In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

          Based upon the foregoing and subject to the qualifications set forth below, we are of the opinion that:

     1. The Company is a corporation validly existing under the laws of the State of Iowa.

     2. The Preferred Shares, when issued and paid for in the manner contemplated in the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

                                                                   001.1484484.1

BRUSSELS   DETROIT        MILWAUKEE    SAN DIEGO           TAMPA
CHICAGO    JACKSONVILLE   ORLANDO      SAN DIEGO/DEL MAR   WASHINGTON, D.C.
DENVER     LOS ANGELES    SACRAMENTO   SAN FRANCISCO       WEST PALM BEACH
           MADISON                     TALLAHASSEE

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[LOGO] FOLEY & LARDNER
       ATTORNEYS AT LAW

Interstate Power and Light Company
September 9, 2003
Page 2

          We consent to the deemed incorporation by reference of this opinion into the Registration Statement and the Prospectus and to the references to our firm therein. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                                           Very truly yours,


                                                           /s/ Foley & Lardner
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                                                           FOLEY & LARDNER